                                                                  Exhibit (p)(2)

                          Nvest Funds Management, L.P.
                         Nvest Funds Distributor, L.P.
                            Nvest Services Co., Inc.
                                 Code of Ethics
                                  July 1, 2000



This is the Code of Ethics of Nvest Funds Management, L.P. (NFM), Nvest Funds Distributor, L.P. (NFD) and Nvest Services Co., Inc. (NSC) ( the "Firms").

Things You Need to Know to Use This Code
----------------------------------------

1. Terms in boldface type have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

2. To understand what parts of this Code apply to you, you need to know whether you are considered an Access Person. If you don't know, ask the Compliance Officer.

Most officers and directors of the Firms are regarded as Access Persons, though due to the nature of NFM's activity few individuals have occasional or regular opportunity for access to information regarding portfolio transactions. Throughout the organization, members of the Firms do not make or influence decisions regarding investment transactions in the Funds.

This Code has three sections:

Part I-- Applies to All Associates
Part II-- Applies to Access Persons
Part III--Definitions

There are also three Reporting Forms that Access Persons have to fill out under this Code. You can get copies of the Reporting Forms from the Compliance Officer.

3. The Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

    .  the Firms expect that waivers will be granted only in rare instances; and

    . some provisions of the Code are mandated by SEC rule and cannot be waived.

                       PART I--Applies to All Associates
                       ----------------------------------

A.  General Principles--These Apply to All Associates
    --------------------------------------------------

It is important to note that NFM, NFD and NSC are not in the business of providing investment advice or engaging in the investment decision-making process for any client or registered investment company, in particular, for any registered investment company for which NFM is the advisor, NFD acts as distributor/principal underwriter or NSC as the administrator and transfer agent ("the Funds"). The Firms provide services to the Funds and/or engage in monitoring the management activity of investment advisors who serve as advisor or subadvisor for certain portfolios. Because of this unique relationship, it is generally improper for the Firms or its Associates to:

    . use for their own benefit (or the benefit of anyone other than the Funds) information about the trading activity of the Funds or recommendations of the advisors or subadvisors; or

    . take advantage of investment opportunities that would otherwise be available for the Funds.

Also, as a matter of business policy, the Firms want to avoid even the appearance that its Associates or others receive any improper benefit from information about trading activity of the Funds, the advisors or subadvisors, or from our relationships with the brokerage and advisory communities.

The Firms expect all Associates to comply with the spirit of the Code, as well as the specific rules contained in the Code.

The Firms treat violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Firms might impose penalties or fines, cut your compensation, demote you, require disgorgement of trading gains, impose a ban on one's personal trading, suspend or terminate your employment.

Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports in a timely manner, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. You can violate this Code even if no harm results from your conduct.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask the Compliance Officer. Don't just guess at the answer.

B.  Gifts to or from Brokers, Clients or Others--This Applies to All Associates
    ----------------------------------------------------------------------------

No Associate may accept or receive on their own behalf or on behalf of the Firms any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such Associate's responsibilities to the Firms or the Funds or place the recipient or the Firms in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the Family/Household of Associates.

No Associate may give or receive on their own behalf or on behalf of the Firms, any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts established by the Compliance Officer from time to time (currently $100).

These policies are not intended to prohibit normal business entertainment such as meals or tickets to sporting events or the theatre. Please note that
                                                        ----------------
business entertainment is different than giving or receiving gifts.  If you are
-------------------------------------------------------------------------------
unsure whether something is a gift or business entertainment, ask the Compliance
--------------------------------------------------------------------------------
Officer.
--------

C.  Service on the Board or as an Officer of Another Company--This Applies to
    -------------------------------------------------------------------------
All Associates
---------------

To avoid conflicts of interest, inside information and other compliance and business issues, the Firms prohibit all its Associates from serving as officers or members of the board of any other entity, except with the advance written approval of the Firms. Approval must be obtained through the Compliance Officer, and will ordinarily require consideration by senior management. The Firms can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the Firms nor does it apply to members of the Firm's board who are not employees of the Firms.

                       PART II--Applies to Access Persons
                       ----------------------------------

A.  Reporting Requirements--These Apply to All Access Persons
    ---------------------------------------------------------

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of Covered Security, Family/Household and Beneficial Ownership in the "Definitions" section at the end of this Code.

ALSO:  You must file the reports described below, even if you have no holdings,
       ------------------------------------------------------------------------
transactions or accounts to list in the reports.
--------------------------------------------------

1.  Initial Holdings Reports.  No later than 10 days after you become an Access
    -------------------------
Person, you must file with the Compliance Officer a Holdings Report on Form A (copies of all reporting forms are available from the Compliance Officer).

Form A requires you to list all Covered Securities in which you (or members of your Family/Household) have Beneficial Ownership. It also requires you to list all brokers, dealers and banks where you maintained an account in which any
                                                                        ---
securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on the date you became an Access Person.

Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household and that you understand whether you are an Access Person under the Code.

2.  Quarterly Transaction Reports.  No later than 10 days after the end of
    ------------------------------
March, June, September and December each year, you must file with the Compliance Officer a Quarterly Transactions Report on Form B.

Form B requires you to report all transactions during the most recent calendar quarter in Covered Securities, where you (or a member of your Family/Household) had Beneficial Ownership. It also requires you to either confirm or amend your complete list of all brokers, dealers and banks where you or a member of your Family/Household established an account in which any securities (not just
                                                 ---
Covered Securities) were held, or could have been held during the quarter for the direct or indirect benefit of you or a member of your Family/Household.

3.  Annual Holdings Reports.  By January 30 of each year, you must file with the
    ------------------------
Compliance Officer an Annual Holdings Report on Form C as of December 31 of the preceding year.

Form C requires you to list all Covered Securities in which you (or a member of your Family/Household) had Beneficial Ownership as of December 31. It also requires you to list all brokers, dealers and banks where you or a member of your Family/Household maintained an account in which any securities (not just
                                                     ---
Covered Securities) were held, or could have been held for the direct or indirect benefit of you or a member of your Family/Household on December 31.

Form C also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household and that you understand that you are an Access Person under the Code.

4.  Duplicate Confirmation Statements.  If you or any member of your
    ----------------------------------
Family/Household have a securities account with any broker, dealer or bank, it is recommended that you direct that broker, dealer or bank to send, directly to the Firm's Compliance Officer, duplicate copies of all transaction confirmation statements and account statements relating to that account. While the provision of duplicate confirmation statements is currently a recommendation, the Firms reserve the right to mandate this provision for one or all Access Persons at any time.

B.  Transaction Restrictions--These Apply to All Access  Persons
    ------------------------------------------------------------

1.  Preclearance.  Given the nature of NFM's current advisory operations, which
    -------------
are restricted to post-trade oversight of other investment advisors, NFD's role as distributor/principal underwriter, and NSC's role as administrator and transfer agent of the Funds, the Firms have determined that preclearance of transactions is not practicable. Nonetheless, the Firms reserve the right to require any Access Person to preclear transactions at any time and, if requested by a Firm, an Access Person will obtain the approval of such Firm before buying or selling any security, for such period (which may be indefinite) as such Firm shall determine.

2.  Initial Public Offerings and Private Placements.  Access Persons may acquire
    ------------------------------------------------
securities in an initial public offering (IPO) or private placement if prior written approval is obtained from the Compliance Officer, and participation does not present a conflict of interest with any NFM clients or impede the equitable distribution of the offering to the public. Any allocation of an IPO to an Access Person due to their position in the Firms will be denied. Further, the Compliance Officer may deny approval requests for any reason.

C.   15-Day Blackout Period--This Applies to All Access Persons
     -----------------------------------------------------------

No Access Person (including any member of the Family/Household of such Access Person) may purchase or sell any Covered Security within the seven calendar days immediately before or after a calendar day on which any Fund purchases or sells that Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security), unless the Access Person had no actual knowledge that the Covered Security (or any closely related security) was being considered for purchase or sale for any client account. Note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

NOTE: While trading within the 15-day Blackout Period is not automatically considered a violation of the Code, personal securities trading activity will be monitored by the Compliance Officer and if a pattern develops between the trading activity of an Access Person and the Funds it will be investigated. If it is determined that a violation has occurred the Firms will generally require any profits from the transactions to be disgorged for donation by the Firms to charity, but may impose other sanctions as deemed necessary.

Exempt Transactions. The 15-day blackout period restriction does not apply to the following categories of transactions:

    . Transactions in Covered Securities guaranteed by the United States Government, or any securities issued or guaranteed by its agencies or instrumentalities.

    . Transactions in any registered open-end mutual fund including exchange traded funds. NOTE: Transactions in closed-end mutual funds ARE subject to the 15-day blackout period.

    . Transactions in common or preferred stocks of a class that is publicly-traded, issued by a company with a stock market capitalization of at least $10 billion U.S. dollars (or the equivalent in foreign currency).

    . Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

    . Transactions that occur by operation of law or under any other circumstance in which neither the Access Person nor any member of his or her Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

    . Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by the Access Person (or Family/Household member) and received by the Access Person (or Family/Household member) from the issuer.

    . Purchases of Covered Securities pursuant to an automatic dividend reinvestment plan.

                                  Definitions
                                  -----------

These terms have special meanings in this Code of Ethics:

                                 Access Person
                                   Associate
                              Beneficial Ownership
                               Compliance Officer
                                Covered Security
                                Family/Household
                            Initial Public Offering
                               Private Placement

The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

IMPORTANT: If you have any doubt or question about whether an investment, account or person is covered by any of these definitions, ask the Compliance Officer. Don't just guess at the answer.

Access Person means access person as defined in Rule 17j-1 under the Investment
-------------
Company Act, as amended from time to time.  Currently this includes:

   . Any director, officer or employee of the Firms who, in connection with his or her regular functions may obtain information regarding the purchase or sale of a security by a Fund.

   . Any person in a control relationship to the Firms who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

The Firms' determination is that management staff who are Members of NSC's Fund Administration, Legal and Compliance Departments, NFM's Product Development Department, members of the NFM Investment Committee and the NFD Operating Committee are those who have occasional or regular opportunity for access to information regarding portfolio transactions. Other Members of the Firms, who are not otherwise subject to this Code, may become subject to this Code if they obtain current information concerning which securities are being purchased or sold by the Funds, an advisor, or subadvisor to the Funds. Any Members of the Firms who obtain such information must immediately notify the Compliance Officer.

An Access Person of the Firms does not include an employee of a company in a control relationship to the Firms where such company is required to have a code of ethics containing provisions reasonably necessary to prevent the Access Persons from engaging in any act, practice or course of business prohibited by Rule 17j-1(a) and such employee is required to report his transactions to such company.

Associate means any individual employed or contracted by Nvest Funds Management,
---------
L.P. (NFM), Nvest Funds Distributor, L.P. (NFD) or Nvest Services Co., Inc.
(NSC) ( the "Firms").  Access Persons are also Associates of the Firms.

Beneficial ownership means beneficial ownership as defined in Rule 17j-1 under
--------------------
the Investment Company Act, as amended from time to time. Currently this means: any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. Beneficial Ownership is a very broad concept. Some examples of forms of Beneficial Ownership include:

   . securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

   . securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

   . securities that are being managed for a person's benefit on a discretionary basis by an investment advisor, broker, bank, trust company or other manager,unless the securities are held in a "blind trust" or similar
              ------
      arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's Beneficial Ownership. This is because, unless the arrangement is a "blind trust," the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions).

   .  securities in a person's individual retirement account.

   . securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

   .  securities owned by a trust of which the person is either a trustee or a
                                                                  -------
      beneficiary.
      -----------

   . securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

   . securities that are traded on behalf of an investment club of which an Access Person is a club member or in which a member of their Family/Household is a member.

This is not a complete list of the forms of ownership that could constitute Beneficial Ownership for purposes of this Code. You should ask the Compliance Officer if you have any questions or doubts at all about whether you or a member of your Family/Household would be considered to have Beneficial Ownership in any particular situation.

Compliance Officer means the compliance officer of the Firms or another person
------------------
that he or she has designated to perform the functions of Compliance Officer. For purposes of reviewing the Compliance Officer's own transactions and reports under this Code, the functions of the Compliance Officer are performed by an appropriate designee.

Covered Security means a covered security as defined in Rule 17j-1 under the
----------------
Investment Company Act, as amended from time to time. Currently this means: anything that is considered a "security" under the Investment Company Act of 1940, except:
      ------

   .  Direct obligations of the U.S. Government.

   . Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

   .  Shares of open-end investment companies that are registered under the
               --------
      Investment Company Act (mutual funds), including open-end exchange traded funds.

Covered Security is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

   .  options on securities, on indexes and on currencies.

   .  investments in all kinds of limited partnerships.

   . investments in foreign unit trusts, closed end funds and foreign mutual funds.

   .  investments in private investment funds, hedge funds and investment clubs.

If you have any question or doubt about whether an investment is a considered a security or a Covered Security under this Code, ask the Compliance Officer.
                                                --------------------------

Members of your Family/Household include:
                ----------------

   . Your spouse or domestic partner (unless he or she does not live in the same household as you and you do not contribute in any way to his or her support ).

   .  Your children under the age of 18.

   . Your children who are 18 or older (if they live in the same household as you and you contribute in any way to their support).

   . Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters in-law, including adoptive relationships.

   . Any individuals for which you are exercising investment control or are doing so on one's behalf.

Comment--There are a number of reasons why this Code covers transactions in which members of your Family/Household have Beneficial Ownership. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise need to contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

Initial Public Offering ("IPO") means an offering of securities registered under
-------------------------------
the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Private Placement means a stock or bond that is not registered with the
-----------------
Securities & Exchange Commission and therefore cannot be sold in the public market.

                                                             NFM- CODE OF ETHICS

                        FORM A - INITIAL HOLDINGS REPORT

NOTE:  THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE
                                      ---
COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON UNDER NFM's CODE OF ETHICS (the "CODE"). TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of Access Person:  ____________________________________________

Date I Became an Access Person (the "Reporting Date"): ________________ Date received by Compliance Officer: ______________________________________

Initial Certification:
----------------------

  I understand that for purposes of the Code I am classified as:

  [_]  An Access Person


Initial Holdings Report (check ONE of the following two boxes):
---------------------------------------------------------------

  [_] Neither I, nor any member of my Family/Household, has Beneficial Ownership of any Covered Securities.

  [_] Attached as APPENDIX A is a complete list of all Covered Securities in which I, and/or a member of my Family/Household, had Beneficial Ownership on the Reporting Date.

Accounts with Brokers, Dealers and/or Banks (check ONE of the following two
---------------------------------------------------------------------------
boxes):
-----

  [_] Neither I, nor any member of my Family/Household, had, as of the Reporting Date, any accounts with brokers, dealers or banks in which any securities (including securities which are not Covered Securities) are held, and with respect to which I, or any member of my Family/Household, has Beneficial Ownership.

  [_] All accounts that I, and/or any member of my Family/Household, maintain with brokers, dealers or banks in which securities (including securities which are not Covered Securities) are held, and with respect to which I, and/or a member of my Family/Household, had Beneficial Ownership as of the Reporting Date are set forth below:

Name(s) and Address(es)
-----------------------
of Institution(s)           Account Number(s)      Name(s) on Account
---------------------------------------------------------------------

     All information provided in this Form A is true and complete to the best of my knowledge.

     I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have Beneficial Ownership, as well as investments in which members of my Family/Household have Beneficial Ownership.



                              Signed:  _________________________
                              Date:    ___________________________


Appendix A - Initial Report of all Covered Securities
-----------------------------------------------------

Name of Access Person:  ___________________________________


-----------------------------------------------------------------------------------------
Title/Description of Covered Securities      Number of Shares (or Principal Amount, if
                                             not a stock)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

Note:  Please use additional sheets as needed; and/or.
                                             ---------

[_] Please see attached Brokerage Statements for a complete listing of my accounts and holdings.

                                                             NFM- CODE OF ETHICS

                     FORM B - QUARTERLY TRANSACTION REPORT

NOTE:  THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE
                                      ---
COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of Access Person:  ___________________________________________
Reporting Period/Calendar Quarter End Date:  _______________________
Date received by Compliance Officer:  _____________________________________

Transactions Report (check ONE of the following three boxes):
-------------------------------------------------------------

[_] There were no transactions in Covered Securities during the most recently completed calendar quarter in which I, or any member of my
       Family/Household, had Beneficial Ownership.

[_] Attached as APPENDIX B is a complete list of all transactions in Covered Securities during the most recently completed calendar quarter in which I, and/or any member of my Family/Household, had Beneficial Ownership.

[_] Attached are duplicate broker confirmations of all transactions in Covered Securities during the most recently completed calendar quarter in which I, and/or any member of my Family/Household, had Beneficial Ownership.

New Securities Accounts (check ONE of the following two boxes):
---------------------------------------------------------------

[_] Neither I, nor any member of my Family/Household, established any new accounts during the most recent calendar quarter with brokers, dealers or banks in which securities (including securities which are not Covered Securities) are held, and with respect to which I, and/or any member of my Family/Household, had Beneficial Ownership.

[_] During the most recent calendar quarter, I and/or a member of my Family/Household established the following account(s) with brokers, dealers or banks in which securities are held, and with respect to which I, and/or any member of my Family/Household, had Beneficial Ownership:


Name(s) and Address(es)
-----------------------
of Institution(s)           Account Number(s)      Name(s) on Account
-----------------    ------------------------      ------------------

Quarterly Certification
-----------------------

I hereby certify that during the quarter covered by this report I complied with all applicable requirements of the Code, and have reported to the Compliance Officer all transactions required to be reported under the Code. All information provided in this Form B is true and complete to the best of my knowledge.

                                   Signed:  ______________________
                                   Date:    _________________________

Appendix B - Complete List of Transactions in Covered Securities During Most
----------------------------------------------------------------------------
Recent Calendar Quarter
-----------------------

Name of Access Person:  ___________________________________
Reporting Period/Calendar Quarter:  ________________________
Date received by Compliance Officer:  _____________________________

[_]   I have disclosed below a complete list of all brokerage accounts that effected transactions during the period.

------------------------------------------------------------------------------------------------
                                                                           Receipt of Duplicate
Name of Brokerage Accounts                                   Transactions       Statements
                                                             In Account?       Confirmed by
                                                                YES/NO      Compliance Officer?
                                                                                  YES/NO
------------------------------------------------------------------------------------------------
1.
------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------
3.
------------------------------------------------------------------------------------------------
4.
------------------------------------------------------------------------------------------------
5.
------------------------------------------------------------------------------------------------

If an account's duplicate statements and confirms are not currently received by the Compliance Officer, please list all outstanding transactions below, including those held in physical form:


              Type                                                                         Institution
             (e.g.,      Title of                              Rate/Maturity              through which
Transaction  purchase,   Securities   and Number    Principal         Date                 transaction
   Date       sale)       and cusip   of Shares      Amount    (if applicable)   Price       effected
----------  ----------  -----------  ----------   -----------  --------------   ---------  -----------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

Note:  Please use additional sheets as needed

                                                           NFM - CODE OF ETHICS

      FORM C - ANNUAL CODE OF ETHICS CERTIFICATION; ANNUAL HOLDINGS REPORT
      --------------------------------------------------------------------

NOTE:  THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE
                                      ---
COMPLIANCE OFFICER NO LATER THAN JANUARY 30 OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of Access Person:  ______________________________________
Calendar Year Covered by this Report:  _______________________
Date received by Compliance Officer:  ________________________

Annual Certification
--------------------

I hereby certify that during the year covered by this report I complied with all applicable requirements of the Code, and have reported to the Compliance Officer all transactions required to be reported under the Code.

Annual Holdings Report (check ONE of the following two boxes):
--------------------------------------------------------------

[_] As of December 31, neither I, nor any member of my Family/Household, had Beneficial Ownership of any Covered Securities.

[_] Attached as APPENDIX C is a complete list of all Covered Securities in which I, and/or any member of my Family/Household, had Beneficial Ownership as of December 31.

Accounts with Brokers, Dealers and/or Banks (check ONE of the following two
---------------------------------------------------------------------------
boxes):
-------

[_]    Neither I, nor any member of my Family/Household, as of December 31,
       ________, had any accounts with brokers, dealers or banks in which any securities (including securities which are not Covered Securities) were held and with respect to which I, or a member of my Family/Household, had Beneficial Ownership.

[_] All accounts that I and/or any member of my Family/Household maintained, as of December 31, _________, with brokers, dealers or banks in which securities (including securities which are not Covered Securities) were held and with respect to which I, and/or any member of my
       Family/Household, had Beneficial Ownership are listed below:

Name(s) and Address(es)
-----------------------
of Institution(s)           Account Number(s)      Name(s) on Account
---------------------------------------------------------------------


All information provided in this Form C is true and complete to the best of my knowledge.



                              Signed:  _________________________
                              Date:  ___________________________

Appendix C - Annual Report of all Covered Securities
----------------------------------------------------

Name of Access Person:  ___________________________________
Date received by Compliance Officer:  _____________________________


-------------------------------------------------------------------------------------------------
Title/Description of Covered Securities          Number of Shares           Principal Amount
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

Note:  All information should be reported as of December 31 of the current year.
                                                                   ------- ----
Please use additional sheets as needed.


Note:  Please use additional sheets as needed; and/or.
                                              --------
[_]      Please see attached Brokerage Statements for a complete listing of my accounts and holdings.

                                      19